UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 13, 2018

VIASPACE Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-110680	76-0742386

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

344 Pine St., Santa Cruz, CA		95062

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 626-768-3360

Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Haris Basit Senior Convertible Promissory Note Dated April 13, 2018

On April 13, 2018, Haris Basit, Vice Chairman of Board of Directors of the Registrant, made a $14,525 loan to the Registrant in conjunction with the Loan Agreement entered into with the Registrant on November 30, 2016. In the Loan Agreement, Basit agreed, subject to satisfaction of certain conditions, including among other things, Basit’s satisfaction with the use of proceeds of past loans, to provide loans of up to $100,000 as required by the Registrant for a two-year period. The loans would be evidenced by a Convertible Note. The loans accrue interest at 8% per annum. At Basit's election, the notes are convertible into shares of Registrant common stock at a price equal to 20% of the average closing price of the Registrant's common stock for the 20 trading days immediately preceeding the date of the loan. Each note matures on the first anniversary of the issuance date of such note. If Basit chooses to convert, the $14,525 loan made on April 13, 2018 would convert into 44,692,308 shares of Registrant common stock at a common stock price of $0.000325 per share.

Including the newest loan, Basit has made cumulative loans to the Registrant totaling $100,000 since the execution of the Loan Agreement.

The Note for the loan on April 13, 2018 is attached hereto as Exhibit 10.1.

Notice of Conversion of April 13, 2018 Haris Basit Loan

On April 13, 2018, Haris Basit, Vice Chairman of Board of Directors of the Registrant, in conjunction with the Loan Agreement entered into with the Registrant on April 13, 2018 converted $14,525 of loans that he previously made to the Registrant into shares of Registrant common stock.

Basit had made a $14,525 loan to the Registrant on April 13, 2018. The $14,525 loan owed to him converted into 44,692,308 shares of Registrant common stock at a conversion price of $0.000325 per common share.

Kevin Schewe Senior Convertible Promissory Note Dated April 13, 2018

On April 13, 2018, Kevin Schewe, CEO and Director of the Registrant, made a $5,000 loan to the Registrant in conjunction with the Loan Agreement entered into with the Registrant on February 23, 2017. In the Loan Agreement, Schewe agreed, subject to satisfaction of certain conditions, including among other things, Schewe’s satisfaction with the use of proceeds of past loans, to provide loans of up to $100,000 as required by the Registrant for a two-year period. The loans would be evidenced by a Convertible Note. The loans accrue interest at 8% per annum. At Schewe's election, the notes are convertible into shares of Registrant common stock at a price equal to 20% of the average closing price of the Registrant's common stock for the 20 trading days immediately preceeding the date of the loan. Each note matures on the first anniversary of the issuance date of such note. If Schewe chooses to convert, the $5,000 loan made on April 13, 2018 would convert into 15,384,615 shares of Registrant common stock at a common stock price of $0.000325 per share.

Including the newest loan, Schewe has made cumulative loans to the Registrant totaling $100,000 since the execution of the Loan Agreement.

The Note for the loan on April 13, 2018 is attached hereto as Exhibit 10.2.

Notice of Conversion of April 13, 2018 Kevin Schewe Loan

On April 13, 2018, Kevin Schewe, CEO and Director of the Registrant, in conjunction with the Loan Agreement entered into with the Registrant on April 13, 2018 converted $5,000 of loans that he previously made to the Registrant into shares of Registrant common stock.

Schewe had made a $5,000 loan to the Registrant on April 13, 2018. The $5,000 loan owed to him converted into 15,384,615 shares of Registrant common stock at a conversion price of $0.000325 per common share.

Item 3.02 Unregistered Sales of Equity Securities.

On April 13, 2018, the Registrant issued 44,692,308 shares of Registrant common stock to Haris Basit, Vice Chairman of Board of Directors of the Registrant, related to a loan on April 13, 2018. The shares were issued related to the conversion by Basit of one convertible note as discussed in detail in Item 1.01. The Registrant relied upon Section 4(2) of the Securities Act of 1933, as amended, for the offer and sale of its stock. It believed that Section 4(2) was available because the offer and sale was not a public offering of its securities and there was no general solicitation or general advertising involved in the offer or sale.

On April 13, 2018, the Registrant issued 15,384,615 shares of Registrant common stock to Kevin Schewe, CEO and Director of the Registrant, related to a loan on April 13, 2018. The shares were issued related to the conversion by Schewe of one convertible note as discussed in detail in Item 1.01. The Registrant relied upon Section 4(2) of the Securities Act of 1933, as amended, for the offer and sale of its stock. It believed that Section 4(2) was available because the offer and sale was not a public offering of its securities and there was no general solicitation or general advertising involved in the offer or sale.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1	Senior Convertible Promissory Note between Registrant and Haris Basit dated April 13, 2018
10.2	Senior Convertible Promissory Note between Registrant and Kevin Schewe dated April 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASPACE Inc.

April 18, 2018	By:	/s/ Nick Stoll
Name: Nick Stoll
Title: Controller